Exhibit 10.10

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) is made and entered into as of [DATE] (the “Grant Date”) by and between Tattooed Chef, Inc., a Delaware corporation (the “Company”), and ________________ (the “Grantee”).

WHEREAS, the Company has adopted the Tattooed Chef, Inc. 2020 Incentive Award Plan (the “Plan”) pursuant to which awards of Restricted Stock may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Stock. Pursuant to Section 9 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Stock Award consisting of, in the aggregate, [NUMBER] of Common Shares of the Company (the “Restricted Stock”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2. Consideration. The grant of the Restricted Stock is made in consideration of the services to be rendered by the Grantee to the Company.

3. Restricted Period; Vesting.

3.1 Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date, the Restricted Stock will vest in accordance with the following schedule:

Vesting Date	Common Shares

[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

The period over which the Restricted Stock vests is referred to as the “Restricted Period”. As used in this Agreement, “Continuous Service” means that the Grantee’s service with the Company or an Affiliate, whether as an employee, consultant or director, is not interrupted or terminated. The Grantee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an employee of the Company to a director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Grantee, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

3.2 The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service terminates for any reason at any time before all of his or her Restricted Stock has vested, the Grantee’s unvested Restricted Stock shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

3.3 Unless otherwise determined by the Committee at the time of a Change in Control, a Change in Control shall have no effect on the Restricted Stock.

4. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

5. Rights as Stockholder; Dividends.

5.1 The Grantee shall be the record owner of the Restricted Stock until the Common Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a stockholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or other distributions shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

5.2 The Company may issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until the time as the Restricted Stock vests.

5.3 If the Grantee forfeits any rights he or she has under this Agreement in accordance with Section 3, the Grantee shall, on the date of such forfeiture, no longer have any rights as a stockholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

6. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position as an employee, consultant or director of the Company or its Affiliates. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or any of its Affiliates to terminate the Grantee’s Continuous Service at any time, with or without Cause.

7. Adjustments. If any change is made to the outstanding Common Shares or the capital structure of the Company, if required, the Common Shares shall be adjusted or terminated in any manner as contemplated by Section 12 of the Plan.

8. Tax Liability and Withholding.

8.1 The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a) tendering a cash payment.

(b) authorizing the Company to withhold Common Shares from those Common Shares that would otherwise be issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock; provided, however, that no Common Shares shall be withheld with a value exceeding the [minimum/maximum] amount of tax required to be withheld by law.

(c) delivering to the Company previously owned and unencumbered Common Shares.

8.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Grantee’s liability for Tax-Related Items.

9. Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Grant Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

10. [Non-competition and Non-solicitation.

10.1 In consideration of the Restricted Stock, the Grantee agrees and covenants not to:

(a) contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, stockholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates, including those engaged in the business of [producing and/or manufacturing of plant-based frozen food] for a period of [___] following the Grantee’s termination of Continuous Service;

(b) directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for [___] following the Grantee’s termination of Continuous Service; or

(c) directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current[, former or prospective] customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates for a period of [_____] following the Grantee’s termination of Continuous Service.

10.2 If the Grantee breaches any of the covenants set forth in Section 10.1:

(a) all unvested Restricted Stock shall be immediately forfeited; and

(b) the Grantee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.]

11. Compliance with Law. The issuance and transfer of Common Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Shares may be listed. No Common Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Common Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

12. Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee and may be noted in the book entry account with the Company’s transfer agent indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Common Shares are then listed or quoted.

13. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

16. Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

20. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

21. No Impact on Other Benefits. The value of the Grantee’s Restricted Stock is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Tattooed Chef, Inc.

By: _____________________
Name:
Title:

[EMPLOYEE NAME]

By: _____________________
Name:

[Signature Page to Restricted Stock Award Agreement]